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                                                            EXHIBITS 5 AND 23.1

                                 MOSS & BARNETT
                           A Professional Association
                               4800 Norwest Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-4129
                            Telephone (612) 347-0300
                            Facsimile (612) 339-6686




                                  June 2, 1997



Board of Directors
Rural Cellular Corporation
P. O. Box 2000
Alexandria, Minnesota  56308-2000

     Re: Registration Statement of 575,000 additional shares of Class A Common Stock to be issued pursuant to Rural Cellular Corporation 1995 Stock Compensation Plan
          Our File No.:  24083.5004

Gentlemen:

     This opinion is given in connection with the filing by Rural Cellular Corporation (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 575,000 shares of the Registrant's Class A Common Stock, $.01 par value (the "Shares"), that may be issued upon exercise of options or other awards that have been or may be granted under the Registrant's 1995 Stock Compensation Plan (the "Plan"). The shares are in addition to the 315,000 shares registered pursuant to Registration Statement on Form S-8 (SEC No. 333-10817) filed on August 26, 1996.

     We have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of documents submitted to us as certified or photostatic copies. As to questions of fact material to such opinion that we have not independently established, we have relied upon representations or certificates of officers and directors of the Registrant.

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Board of Directors
June 2, 1997
Page 2


     Based upon the foregoing, we are of the following opinion:

     1. The Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota.


     2. The shares have been duly authorized and when issued and delivered as contemplated under the Plan will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration therein of various aggregate amounts of the Shares.


                                   Very truly yours,

                                   MOSS & BARNETT
                                   A Professional Association

                                   /s/ Deanne M. Greco

                                   Deanne M. Greco


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